Partner Content Services Agreement

Dated

Telstra Corporation Limited (ABN 33 051 775 556) (“Telstra”)
Virtual Medical Centre Ltd. (ABN 12 097 593 587) (“VMC”)

Partner Content Services Agreement
Contents

Details		1

General terms		2

1	Interpretation	2

1.1	Definitions	2
1.2	References to certain general terms	7
1.3	Headings	8

2	Rights and obligations	8

2.1	Telstra’s Rights & Obligations	8
2.2	VMC’s Rights & Obligations	9
2.3	Reporting and review	11

3	Advertising Services	11

3.1	To be provided by Sensis MediaSmart	11
3.2	Advertising Revenue	11
3.3	Existing Advertisers	11

4	Fees and Reporting	13

4.1	Commencement of payment obligations	13
4.2	Monthly Payments	13
4.3	Payment method	14

5	Goods and services tax (GST)	15

5.1	Consideration does not include GST	15
5.2	Recovery of GST	15
5.3	Time of payment	15
5.4	Adjustment of additional amount	15
5.5	Reimbursement	15

6	Intellectual Property Rights	15

6.1	Telstra	15
6.2	VMC	16
6.3	Infringement Claims	16

7	Representations and warranties	18

7.1	VMC	18
7.2	Telstra	20

8	Indemnity & Insurance	20

8.1	Indemnity	20
8.2	Insurance	21

Partner Content Services Agreement	i

9	VMC Member Information & Privacy	21

9.1	Ownership of member information	21
9.2	Consent to display	21
9.3	Compliance with privacy laws	22

10	Exclusivity	22

10.1	No duplication of VMC Content online or on mobile	22
10.2	Exception	22

11	Future Option	23

12	Confidentiality	23

12.1	Public announcements	23
12.2	Confidentiality	23

13	Dispute Resolution	23

13.1	Injunctive or interim relief	23
13.2	Initial attempt at resolution	23
13.3	Mediation	24
13.4	Appointment of mediator	24
13.5	Termination of mediation	24

14	Term and termination	24

14.1	Initial Term	24
14.2	Option to Renew	24
14.3	Either party’s right to terminate	25
14.4	Telstra’s right to terminate	25
14.5	Consequences of termination	25

15	Force Majeure	26

16	Notices and other communications	27

16.1	Form	27
16.2	Delivery	27
16.3	When taken to be received	27

17	General	28

17.1	Assignment	28
17.2	Discretion in exercising rights	28
17.3	Partial exercising of rights	28
17.4	No liability for loss	28
17.5	Remedies cumulative	28
17.6	Variation and waiver	28
17.7	Construction	28
17.8	Counterparts	29
17.9	No partnership or agency	29
17.10	Severability	29
17.11	Entire agreement	29
17.12	Jurisdiction	29

Partner Content Services Agreement	ii

Schedule 1 - Service Levels

Schedule 2 – BP Header and Footer Mock Up

Schedule 3 – Insurance Policies

Schedule 4 – Fees and Payments

Schedule 5 - Site Representation Agreement

Schedule 6 - Virtual Medical Centre Website Domains

Signing page	30

Partner Content Services Agreement	iii

Partner Content Services Agreement

Details

Parties	Telstra and VMC

Telstra	Name	Telstra Corporation Limited

	ABN	33 051 775 556

	Address	Level 8, 151 Clarence Street, Sydney 2000

	Telephone	(02) 8236 4409

	Fax	(02) 9299 8162

	Attention	Richard Hinchliffe, Commercial & Strategy

VMC	Name	Virtual Medical Centre Ltd.

	ABN	12 097 593 587

	Address	Perth PO Box 1048, Subiaco, WA 6904

	Telephone	(08) 9388 0344

	Fax	(08) 9388 0611

	Attention	Wayne Hughes, Managing Director

Recitals	A	Telstra operates the BigPond Website which provides a variety of online services and content to its users.
	B	VMC operates the VMC Website which provides virtual medical and disease education and resources to consumers, general practitioners and medical specialists.
C
VMC and Telstra agree that VMC will provide a service to Telstra which offers the Consumer VMC Website as a co-branded health education website (“Service”), and Telstra will provide a link to the Consumer VMC Website via a button from the BigPond Website homepage thus incorporating the Consumer VMC Website into the BigPond network of websites.

Governing law		New South Wales

Date of agreement		The date this Agreement is signed by the last party.

Partner Content Services Agreement	1

Partner Content Services Agreement

General terms

1	Interpretation

1.1	Definitions

Advertising Services has the meaning given in clause 3.1

Agreement means this agreement including the Schedules.

BigPond Health Button has the meaning given in clause 2.1(a).

BP Header and Footer means the BigPond branded header and footer overlay to be placed on the pages of the Consumer VMC Website as displayed in Schedule 2.

BigPond Users means users of the BigPond Website.

BigPond WAP Portal means Telstra’s BigPond branded wireless application protocol portal.

BigPond Website means the website operated by Telstra currently located at www.bigpond.com.

Consumer VMC Website means the webpages of the VMC Website which are designed for the general public.

Corporations Act means the Corporations Act 2001 (Cth) as amended from time to time.

Cumulative Amount Paid means, at any given point in time during any year of the Term, the total amount paid by Telstra to VMC pursuant to this Agreement for the period up until that time, excluding any amounts paid as VMC Commission.

Cumulative Minimum Guarantee Amount means the portion of the Minimum Guarantee which must be paid to VMC by Telstra following the conclusion of a certain month during any year of the Term as set out in Schedule 4, Part B.

Details means the details page at the front of this Agreement.

Partner Content Services Agreement	2

Dispute includes any dispute, controversy, difference or claim arising out of or in connection with this Agreement or the subject matter of this agreement, including any question concerning its formation, validity, interpretation, performance, breach and termination.

Distributed Advertising Revenue has the meaning set out in clause 3.2.

Existing Advertisers Revenue Share has the meaning set out in clause 3.3(c).

Further Term has the meaning given in clause 14.2.

GST has the meaning it has in the GST Act.

GST Act means the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Infringement Claim means a claim by any person that their rights (including Intellectual Property Rights) may be infringed by the Service, VMC Website, any VMC Content or the VMC Brand Materials.

Initial Term has the meaning given in clause 14.1.

Input Tax Credit has the meaning it has in the GST Act.

A person is Insolvent if:

(a)	it is (or states that it is) an insolvent under administration or insolvent (each as defined in the Corporations Act); or

(b)
it has a controller (as defined in the Corporations Act) appointed, is in liquidation, in provisional liquidation, under administration or wound up or has had a Receiver appointed to any part of its property; or

(c)
it is subject to any arrangement, assignment, moratorium or composition, protected from creditors under any statute, dissolved (other than to carry out a reconstruction or amalgamation while solvent on terms approved by the other parties to the agreement); or

(d)
an application or order has been made (and, in the case of an application, it is not stayed, withdrawn or dismissed within 30 days), resolution passed, proposal put forward, or any other action taken, in each case in connection with that person, which is preparatory to or could result in any of (a), (b) or (c) above; or

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(e)	it is taken (under section 459(F)(1) of the Corporations Act) to have failed to comply with a statutory demand; or

(f)	it is the subject of an event described in section 459(C)(2)(b) or section 585 of the Corporations Act (or it makes a statement from which the Agent reasonably deduces it is so subject); or

(g)	it is otherwise unable to pay its debts when they fall due; or

(h)	something having a substantially similar effect to ((a)) to ((g)) happens in connection with that person under the law of any jurisdiction.

Insurance Policies means the insurance policies set out in Schedule 3.

Intellectual Property Rights means all registered and unregistered rights in relation to present and future copyright, trade marks, designs, know-how, patents, confidential information and all other intellectual property as defined in article 2 of the Convention establishing the World Intellectual Property Organisation 1967.

Launch Date means the day that:

(a)	the BigPond Health Button is operational;

(b)	the BP Header and Footer is placed on each page of the Consumer VMC Website; and

(c)	Sensis Pty Limited has commenced providing Advertising Services to the VMC Website in accordance with clause 3.1.

Member Information means any Personal Information or Sensitive Information collected by VMC directly from users of the Consumer VMC Website, including, without limitation, all member registration information, member profiles, patient histories, personal journals, video logs, photographic images of users and information posted by users on forums or blogs on the VMC Website.

Minimum Guarantee means the amount which Telstra must pay to VMC in any year of the Term (excluding amounts paid as VMC Commission) as set out in Schedule 4, Part A.

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Personal Information means information or an opinion (including information or an opinion forming part of a database), whether true or not, and whether recorded in material form or not, about an individual whose identity is apparent, or can reasonably be ascertained, from the information or opinion.

Privacy Act means the Privacy Act 1988 (Cth).

Privacy Laws means the Privacy Act, the Spam Act 2003 (Cth), the Telecommunications Act 1997 (Cth), the Privacy Policy issued by Telstra from time to time (available at: www.telstra.com.au/privacy), and any other legislation, principles, industry codes and policies relating to the handling of Personal Information.

Related Entity has the meaning ascribed to it in the Corporations Act 2001 (Cth).

Representative of a party means an employee, officer, director, auditor, advisor, agent or contractor of that party (except that VMC will not be taken to be a Representative of Telstra).

Revenue Share means the VMC Revenue Share and the Existing Advertiser Revenue Share for a given month.

Sensitive Information has the meaning ascribed to it in the Privacy Act.

Service has the meaning given in Recital C.

Service Level Rebates mean the service level rebates set out in paragraphs 2.4 and 4.2 of Schedule 1, which Telstra may elect to enforce at its discretion.

Service Levels mean the standard of service and performance required from VMC under this Agreement and including those set out in Schedule 1.

Site Representation Agreement or SRA means the Site Representation Agreement entered into between VMC and Sensis Pty Limited on or around 19 December 2008, attached as Schedule 5 to this Agreement.

Tax Invoice has the meaning it has in the GST Act.

Telecommunications Category means telecommunications products, services and equipment and the provision of telecommunications products, services and equipment in the wholesale, retail, domestic and international sectors including:

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(a)
fixed and mobile telecommunications such as SMS, WAP, WAP over GPRS, EDGE, EMS, MMS, i-mode®, UMTS (all generations 1G, 2G, 2.5G, 3G, 4G and other generations), 1X, 1x RTT, CDMA, WCDMA, CDMA-2000, Wi Fi, Blue Tooth, M commerce, DVB-H to Mobile Telephony Enabled Devices;

(b)	Internet carriage, Internet services and data carriage services (including the provision of online content, web-casting and web-hosting);

(c)	broadband telecommunications services and location based services;

(d)	fixed and mobile telecommunications platforms and networks;

(e)
the business of a fixed or mobile telecommunications product or service provider or mobile telecommunications service provider including a Carrier, Carriage Service Provider or Internet Service Provider (as those terms are defined in the Telecommunications Act 1997 (Cth));

(f)	directory services related to telecommunications services, without limitation, the 1234 service, Yellow and White Pages service and the Whereis service; and,

(g)	any other products or services supplied or procured by a Carrier, Carriage Service Provider or Internet Service Provider (as those terms are defined in the Telecommunications Act 1997 (Cth)).

Telstra Brand Guidelines mean the Telstra BigPond brand guidelines located at http://brand.bigpond.com (username: guest, password: bigpond)

Telstra Brand Materials means any trade marks, logos, designs, or other content owned by Telstra and provided by Telstra to VMC under this Agreement and including the BP Header and Footer.

Telstra Competitor means any person that:

(a)	is involved in advertising supported online publishing and/or advertising supported mobile publishing; and/or

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(b)	competes with Telstra or provides products or services that are the same as or similar to those included in the Telecommunications Category,

and includes, without limitation, 9MSN, News Limited, Yahoo!7, Google, Channel Ten, Fairfax Media Limited, Australian Broadcasting Corporation and APN News & Media Limited.

Term means the Initial Term and any Further Term.

VMC Brand Materials means any trade marks, logos, designs, or other content owned by VMC and provided to Telstra under this Agreement.

VMC Commission has the meaning set out in clause 3.3(c).

VMC Content means the content and images comprising the Consumer VMC Website and includes the VMC Video Material.

VMC Medical Professional Website means the webpages of the VMC Website which are designed for, and can only be accessed by, verified medical practitioners.

VMC Revenue Share means 50% of the Distributed Advertising Revenue.

VMC Video Material means the video content on the VMC Website.

VMC Website means the website operated by VMC currently located at the domains set out in Schedule 6 and more particularly consisting of the Consumer VMC Website and the VMC Medical Professional Website.

1.2	References to certain general terms

Unless the contrary intention appears, a reference in this Agreement to:

(a)	(variations or replacement) a document (including this Agreement) includes any variation or replacement of it;

(b)	(clauses, annexures and schedules) a clause, annexure or schedule is a reference to a clause in or annexure or schedule to this Agreement;

(c)	(singular includes plural) the singular includes the plural and vice versa;

(d)	(person) the word “person” includes an individual, a firm, a body corporate, a partnership, a joint venture, an unincorporated body or association, or any Government Agency;

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(e)	(dollars) Australian dollars, dollars, A$ or $ is a reference to the lawful currency of Australia;

(f)	(calculation of time) a period of time dating from a given day or the day of an act or event, is to be calculated exclusive of that day;

(g)	(reference to a day) a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

(h)
(meaning not limited) the words “including”, “for example” or “such as” when introducing an example, does not limit the meaning of the words to which the example relates to that example or examples of a similar kind; and

(i)	(time of day) time is a reference to Sydney time.

1.3	Headings

Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of this Agreement.

2	Rights and obligations

2.1	Telstra’s Rights & Obligations

During the Term, Telstra:

(a)	must place a link to the Consumer VMC Website via a button on the BigPond Website homepage (“BigPond Health Button”);

(b)	has the exclusive right to sell, or have its Related Entity Sensis Pty Ltd (Sensis MediaSmart) sell, all advertising inventory on the Consumer VMC Website in accordance with clause 3; and

(c)
must provide an account manager at Sensis MediaSmart who will sell health advertising and sponsorship for the Consumer VMC Website, and attend a monthly meeting with a representative of VMC to monitor advertising sales performance on the Consumer VMC Website;

(d)	must provide unmetered access to the Consumer VMC Website for BigPond members;

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(e)	may stream, or make available for temporary download, the VMC Video Material owned by VMC via the BigPond Website or the BigPond WAP Portal, and in exercising this right, Telstra may:

(i)	in its absolute discretion, give away the VMC Video Material owned by VMC or charge customers fees to view, access or otherwise view the VMC Video Material owned by VMC; and/or

(ii)	sell advertising for associated exhibition with the VMC Video Material owned by VMC;

(f)	may use, in all forms of media, the VMC Brand Materials and the VMC Content, for the purposes of marketing the Consumer VMC Website and/or the BigPond Health Button;

(g)	must promote the Consumer VMC Website and/or the BigPond Health Button on the BigPond Website;

(h)	must use reasonable endeavours to promote the Consumer VMC Website and/or the BigPond Health Button through other Telstra channels.

2.2	VMC’s Rights & Obligations

During the Term, VMC must:

(a)	develop, design, construct, host, support and maintain the VMC Website;

(b)	source and publish all VMC Content;

(c)
provide a point of contact at VMC to work with Telstra’s network advertising team to develop integrated advertising products on the VMC website and revise site layout and design to maximise advertising opportunities as appropriate;

(d)	ensure that the operation and hosting of the Consumer VMC Website is uninterrupted and free from errors and material defects;

(e)	provide the Service and run the Consumer VMC Website in accordance with the Service Levels;

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(f)
perform its obligations under this Agreement to a consistently high standard and in accordance with any applicable industry accepted codes of practice using appropriately qualified and trained personnel and due care, skill and diligence;

(g)
provide the Service to BigPond Users at a high standard of quality, functionality, speed and efficiency that is no less than the standards of service which Telstra provides to BigPond Users, and VMC shall achieve or exceed the Service Levels;

(h)	give Telstra, on reasonable notice, full, free and safe access and assistance to carry out tests of the VMC Website from time to time;

(i)	co-brand the Consumer VMC Website as a BigPond/VMC site by including on each page of the Consumer VMC Website, the BP Header and Footer;

(j)	carry out changes to the Consumer VMC Website as requested by Telstra from time to time as soon as reasonably practicable following Tesltra’s request for such change;

(k)
ensure that any user of the VMC Medical Professional Website or Consumer VMC Website is legally eligible for participation and has agreed to the applicable registration terms and the VMC privacy policy prior to using those sites;

(l)	the BP Header and Footer shall be fully functional and allow users of the VMC Website to navigate to destinations via the tabs on the BP Header and Footer.

(m)	obtain prior written approval from Telstra to all marketing material;

(n)	comply with all applicable laws, regulations and industry codes in relation to the Service, VMC Website, the VMC Content and when performing its obligations under this Agreement;

(o)
ensure that it and its employees, directors, agents and contractors do not engage in any conduct that is likely (in Telstra’s reasonable opinion) to harm the name or reputation of Telstra, or any Related Entity of Telstra, or may bring Telstra, any related Entity of Telstra, the BigPond brand, or the VMC Website into disrepute;

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(p)	ensure that it has and continues to have, for the duration of the Term, all necessary licences and approvals (whether regulatory or otherwise) to provide the Service and the VMC Website; and

(q)	place any Omniture and AC Neilson tracking code provided by Telstra on each page of the Consumer VMC Website.

2.3	Reporting and review

(a)	VMC will provide monthly reports to Telstra within 7 days of the end of each month setting out VMC’s performance against each of the Service Levels in the previous month as set out in Schedule 1.

(b)	The parties will meet regularly and no less than once per quarter to discuss the performance of their obligations under this Agreement.

3	Advertising Services

3.1	To be provided by Sensis MediaSmart

VMC acknowledges that, during the Term, Telstra’s Related Entity, Sensis Pty Limited, shall be the exclusive provider of advertising services to the VMC Website (“Advertising Services”) in accordance with the Site Representation Agreement.

3.2	Advertising Revenue

As set out in the Site Representation Agreement, each month, the Net Advertising Revenue (as defined in the SRA) for that month, less the Commission (as defined in the SRA) (the “Distributed Advertising Revenue”) shall be paid directly to Telstra and Telstra shall pay VMC its share of the Distributed Advertising Revenue as set out in clause 4.2(b) or 4.2(c).

3.3	Existing Advertisers

XXXXXXXXX

(a)	Telstra acknowledges that VMC has an existing relationship with XXXXXXXX (“Existing Advertiser”).

(b)
During the Term, advertising for the Existing Advertiser shall be booked and served directly through VMC and, each month, Telstra will invoice the Existing Advertiser for advertising fees payable (as notified by VMC to Telstra from time to time).

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(c)
Subject to clause 3.3(g) Telstra shall pay VMC XXX of the amount it receives from the Existing Advertiser under clause 3.3(b) as commission for booking and serving the advertising (“VMC Commission”) and the remaining amount received under clause 3.3(b) shall be shared equally between VMC and Telstra (“Existing Advertiser Revenue Share”). Any VMC Commission and Existing Advertiser Revenue Share payable to VMC shall be paid by Telstra on a monthly basis in accordance with clause 4.2.

(d)
VMC must provide to Telstra a schedule setting out the advertising deal agreed with Existing Advertiser for the first year of the Term, including the advertising positions booked and the advertising fees to be charged for those positions (“Year One Ad Deal”).

(e)	The account manager at Sensis Media Smart will endeavour to grow and evolve the relationship with Existing Advertiser.

(f)
Upon renewal or extension of the Year One Deal, if Existing Advertiser books the same advertising positions as per the Year One Ad Deal (even if for a higher price), then the revenue from such ad sales shall be dealt with in accordance with clause 3.3(c).

(g)
Upon renewal or extension of the Year One Ad Deal, if Existing Advertiser books additional advertising positions over and above those contained in the Year One Ad Deal, (“Additional Advertising”), such Additional Advertising shall be booked through Sensis Media Smart and the revenue from such Additional Advertising shall be dealt with in accordance with clause 3.2.

XXXXXXXXX

(h)
Telstra acknowledges that VMC has an existing relationship with XXXXXXX which VMC shall book and manage itself. Subject to clause 3.3(k), during the Term, any revenue flowing from XXXXXXXXX advertising on the VMC website shall belong exclusively to VMC.

(i)
VMC must, prior to the Launch Date, provide to Telstra a schedule setting out the advertising deal agreed with XXXXXXX for the first year of the Term, including the advertising positions booked and the advertising fees to be charged for those positions (“XXXXXXXXX Deal”).

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(j)
Upon renewal or extension of the XXXXXXXXX Deal, if XXXXXXX books the same advertising positions as per the XXXXXXX Deal (even if for a higher price), then the revenue from such ad sales shall be dealt with in accordance with clause 3.3(h).

(k)
Upon renewal or extension of the XXXXXXXXXXXXXX if XXXXXXX books additional advertising positions over and above those contained in the XXXXXXX Deal, (“Additional XXXXXXX Advertising”), such Additional XXXXXXX Advertising shall be booked through Sensis Media Smart and the revenue from such Additional Advertising shall be dealt with in accordance with clause 3.2

4	Fees and Reporting

4.1	Commencement of payment obligations

Telstra shall not be liable to pay any fees in respect of the period prior to the Launch Date.

4.2	Monthly Payments

(a)	Each month, Telstra shall calculate the Revenue Share for that month, and add it to the Cumulative Amount Paid (together, the “Total Amount”).

(b)	In a given month, if the Total Amount does not equal the Cumulative Minimum Guarantee Amount for that month, Telstra shall pay to VMC:

(i)	the Revenue Share for that month; plus

(ii)	the difference between the Total Amount and the Cumulative Minimum Guarantee Amount for that month (“Minimum Guarantee Uplift”); plus

(iii)	any VMC Commission payable

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 less

(iv)	any Service Level Rebate due for that month.

(c)	If the Total Amount exceeds the Cumulative Minimum Guarantee Amount for that month, Telstra shall pay to VMC:

(i)	the Revenue Share for that month; plus

(ii)	any VMC Commission payable;

 less

(iii)	any Service Level Rebate due for that month.

4.3	Payment method

(a)	Telstra shall, within 30 days of the end of each calendar month:

(i)	provide to VMC a report (“Report”) which sets out:

(A)	the Existing Advertiser Revenue Share payable for the previous month;

(B)	the VMC Commission payable for the previous month;

(C)	the VMC Revenue Share for the previous month;

(D)	a statement of the Cumulative Amount Paid;

(E)	any Minimum Guarantee Uplift payable for the previous month; and

(F)	any Service Level Rebates that are due; and

(ii)	provide to VMC a recipient created tax invoice (“RCTI”) setting out the amount payable by Telstra to VMC for the preceding month pursuant to clause 4.2; and

(iii)	pay to VMC the amount set out in the RCTI.

(b)
If VMC disputes an amount in an RCTI in good faith, within 30 days of the date of the RCTI, VMC must give Telstra a notice of dispute in respect of the disputed amount, in which case clause 13 will apply.

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5	Goods and services tax (GST)

5.1	Consideration does not include GST

The consideration specified in this Agreement does not include any amount for GST.

5.2	Recovery of GST

If a supply under this Agreement is subject to GST, the recipient must pay to the supplier an additional amount equal to the amount of the consideration multiplied by the applicable GST rate.

5.3	Time of payment

The additional amount is payable at the same time as the consideration for the supply is payable or is to be provided.   However, the additional amount need not be paid until the supplier gives the recipient a Tax Invoice.

5.4	Adjustment of additional amount

If the additional amount differs from the amount of GST payable by the supplier, the parties must adjust the additional amount.

5.5	Reimbursement

If a party is entitled to be reimbursed or indemnified under this Agreement, the amount to be reimbursed or indemnified does not include any amount for GST for which the party is entitled to an Input Tax Credit.

6	Intellectual Property Rights

6.1	Telstra

(a)
Telstra warrants that it or its licensors own all Intellectual Property Rights in and to the BigPond Website and Telstra Brand Materials and any modifications made to the BigPond Website or Telstra Brand Materials.

(b)
Telstra grants VMC the non-exclusive, royalty-free, irrevocable licence during the Term to use, reproduce and communicate to the public the Telstra Brand Materials solely for the purpose of complying with VMC’s obligations under this Agreement.

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(c)	VMC shall use the Telstra Brand Materials only in compliance with Telstra’s Brand Guidelines, and must obtain prior written approval from Telstra in each instance.

6.2	VMC

(a)
VMC must obtain or procure at its own cost, all licences and consents from third parties, to provide the VMC Content to customers without infringing any laws or other rights (including Intellectual Property Rights or moral rights) of any person.

(b)
VMC must ensure that each person involved in creating all or any part of the VMC Content and each person whose performance is recorded in any VMC Content irrevocably waives any and all moral rights they have in each copyright work or other subject matter comprised in the VMC Content and consents to their use on the VMC Website.

(c)
VMC or its licensors own all Intellectual Property Rights in and to the VMC Website, the VMC Content and the VMC Brand Materials, and any modifications made to the VMC Website, VMC Content or VMC Brand Materials.

(d)	VMC grants Telstra a non-exclusive, royalty-free, irrevocable licence during the Term in Australia to use, reproduce, modify, repurpose and communicate to the public:

(i)	the VMC Brand Materials; and

(ii)	the VMC Content,

solely for the purposes set out in this Agreement.

6.3	Infringement Claims

(a)	VMC must notify Telstra in writing immediately if it receives any Infringement Claim.

(b)	VMC must:

(i)	unless otherwise notified by Telstra, conduct the defence of any Infringement Claim;

(ii)	as soon as reasonably practicable consult with Telstra about the Infringement Claim; and

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(iii)	not agree to any settlement of an Infringement Claim without Telstra’s consent.

(c)	If reasonably requested by VMC, Telstra must co-operate, at VMC’s cost, in the VMC’s conduct of the defence of an Infringement Claim.

(d)
If VMC does not use its reasonable endeavours to comply with its obligations under clause 6.3(b), without limiting Telstra's other rights or remedies under this agreement or otherwise Telstra may, at VMC’s cost, conduct the defence of an Infringement Claim.

(e)
If Telstra exercises its rights under clause 6.3(d), VMC must provide Telstra, at VMC’s cost, all reasonable assistance required by Telstra and, if requested in writing by Telstra, must lend its name to Telstra for the purpose of conducting any such defence.

(f)	Without limiting Telstra’s other rights or remedies under this agreement or otherwise, if an Infringement Claim occurs, Telstra may:

(i)	require VMC promptly and at the VMC’s cost to:

(A)	modify the Service, VMC Content, VMC Website, VMC Brand Materials or other material that is the subject of the claim (‘Infringing Material’) to circumvent the claim;

(B)	obtain for Telstra and its sub licensees the right to continue to use the Service, VMC Content, and VMC Brand Materials; and/or

(C)	replace the Infringing Material with other content or material acceptable to Telstra; or

(ii)	terminate this Agreement on 10 Business Days’ written notice to VMC.

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7	Representations and warranties

7.1	VMC

VMC warrants that:

(a)	it has the power to enter into this Agreement and the rights necessary to grant the rights conferred by it under this Agreement and perform its obligations under this Agreement;

(b)	it will perform its obligations under this Agreement with due care and skill and in accordance with all applicable laws and regulations;

(c)
it has obtained all necessary licences to use or reproduce any third party owned intellectual property on the VMC Wesbite, and it will not use or reproduce any third party intellectual property on the VMC Website without first obtaining all necessary licences to do so.

(d)	the entry into and performance of this Agreement will not breach any other agreement to which it is a party or any obligations it owes to a third party;

(e)	all information provided by it to Telstra pertaining to the VMC Website, and in particular, user statistics, is true, accurate and not misleading;

(f)	all claims on the “Advertise with us” section of the VMC Website are, and will remain, true accurate and not misleading;

(g)
the exercise by Telstra of rights in relation to, or use of, the Service, VMC Website, VMC Brand Materials and VMC Content as contemplated under this Agreement will not breach any law or infringe the rights (including intellectual property rights)of, or duties owed to, any person whether under statute, common law or otherwise;

(h)	the VMC Website and all current and future VMC Content:

(i)	is, and will continue to be, of a standard at least equivalent to current industry standards and practices for internet content;

(ii)	is, and will continue to be, fit for purpose;

(iii)	complies and conforms with, and will continue to comply and conform with, all applicable laws, regulations and industry codes;

(iv)	do not infringe the rights of third parties;

(v)	do not contain objectionable, defamatory or pornographic material;

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(i)
any current or future listings of health professionals on the VMC Website will not breach any applicable laws, regulations or codes, including, without limitation, the Medical Practice Act 1992 (NSW), NSW Medical Board Code of Professional Conduct, Health Professions Registration Act 2005 (Vic), Medical Practitioners Registration Act 1996 (TAS), Medical Practice Act (SA), Medical Practitioners Act 2008 (WA), and Australian Medical Code of Ethics;

(j)
any current or future listings of, or advertisements for, therapeutic goods on the VMC Website will apply with all applicable laws, regulations, and industry codes, including without limitation, including, without limitation, the Therapeutic Goods Advertising Code 2007, the Therapeutic Goods Act 1989 (Cth), the Therapeutic Goods Regulations 1990 (Cth) and the Medicines Australia Code of Conduct and Guidelines;

(k)
it is not aware of any claim, actual or threatened, in relation to the VMC Website, VMC Brand Materials or VMC Content (including a claim that these materials infringe a person’s Intellectual Property Rights) and has no grounds to suspect that such a claim will or might be made;

(l)	it has obtained the consent of each person (or in the case of children, the consent of their parent or guardian) appearing in any video or photograph on the VMC Website, to:

(i)	the photograph being taken, or the video being recorded; and

(ii)	publication of the video or photograph on the VMC Website;

(m)
prior to the publication of any videos or photographs of any person on the VMC Website, VMC shall obtain the consent of each participant (and in the case of children, the consent of their parent or guardian) to:

(i)	the photograph being taken, or the video being recorded; and

(ii)	publication of the video or photograph on the VMC Website.

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7.2	Telstra

Telstra warrants that:

(a)	it has the power to enter into this Agreement and grant the rights conferred by it under this Agreement and perform its obligations under this Agreement;

(b)	it will perform its obligations under this Agreement with due care and skill and in accordance with all applicable laws;

(c)	the entry into and performance of this Agreement will not breach any other agreement to which it is a party or any obligations it owes to a third party; and

(d)	the inclusion and use by VMC of the Telstra Brand Materials on the Consumer VMC Website will not infringe the rights of any third parties.

8	Indemnity & Insurance

8.1	Indemnity

VMC indemnifies Telstra, Telstra's Related Entities and their Representatives (“Indemnified Persons”) against any loss, damage, liability and expense (including on a full indemnity basis all legal, defence and settlement costs) (“Loss”) suffered or incurred by any of the Indemnified Persons arising from or in connection with:

(a)	any unlawful, wilful, fraudulent or negligent act or omission of VMC or its Representatives;

(b)	any claims for loss or damages arising from the use by a consumer of any information obtained from the VMC Website;

(c)	any injury to or death of any person, or any loss of or damage to the tangible property, real or personal of Telstra, its Related Entities, or a third party;

(d)	any breach of clause 9.3(a);

(e)	any breach of a warranty in clause 7.1 or any Infringement Claim,

except to the extent that any Loss is caused by Telstra’s negligence.

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8.2	Insurance

(a)	VMC must, at its cost, take out and maintain the Insurance Policies.

(b)	VMC must provide Telstra with certificates of insurance for the Insurance Policies.

(c)	VMC must comply with all of the terms of the Insurance Policies taken out by VMC pursuant to clause 8.2(a).

9	VMC Member Information & Privacy

9.1	Ownership of member information

(a)	All Member Information collected through the Consumer VMC Website shall belong to VMC.

(b)
VMC shall include in the registration process an “opt in” tick box which requests consent from users to Telstra sending them marketing material.  A user who consents to receiving marketing material from Telstra shall be called an “Opted-in User”.

(c)	VMC will also include in its privacy policy:

(i)	a statement that Telstra will treat the Personal Information of Opted-in Users in accordance with its privacy policy; and

(ii)	a link to Telstra’s privacy policy currently located at http://www.telstra.com.au/privacy/privacy_statement.html.

(d)	VMC shall, at Telstra’s request, provide to Telstra the details of all Opted-in Users.

9.2	Consent to display

(a)	Where videos or photographs of individuals appear on the VMC Website, VMC shall obtain the consent of each participant (and in the case of children, the consent of their parent or guardian):

(i)	to be videoed or photographed; and

(ii)	for such videos or photographs to be posted on the VMC Website.

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9.3	Compliance with privacy laws

VMC shall, during the Term:

(a)
comply with all Privacy Laws in relation to collection, use, storage and disclosure of any Personal Information or Sensitive Information, whether or not VMC is an organisation bound by the Privacy Act;

(b)	if VMC is a small business operator under the Privacy Act, choose to be treated as an organisation bound by the Privacy Act under section 6EA of the Privacy Act during the term of this agreement; and

(c)
immediately notify Telstra if VMC becomes aware of any breach or alleged breach of VMC’s obligations under this clause and comply with any reasonable direction from Telstra with respect to remedying that breach.

10	Exclusivity

10.1	No duplication of VMC Content online or on mobile

(a)	Subject to clause 10.2, VMC shall not, without Telstra’s prior written consent:

(i)	enter into any agreements or arrangements with any Telstra Competitor in relation to the VMC Website, the VMC Content or any part of, or variation to, the VMC Content (“Adapted VMC Content”); or

(ii)	other than as set out in this Agreement, publish or allow to be published, the VMC Content or any Adapted VMC Content on any website other than the VMC Website.

10.2	Exception

VMC shall be permitted to license the VMC Content and/or Adapted VMC Content to internet sites which are run by not-for-profit organisations, provided that:

(a)	VMC shall not receive any commercial benefit for supplying the content; and

(b)	VMC must first obtained Telstra’s written consent (which shall not be unreasonably withheld).

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11	Future Option

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

12	Confidentiality

12.1	Public announcements

Neither party may make an announcement of any of the details in this Agreement without the other party’s prior consent.

12.2	Confidentiality

Each party agrees not to disclose information provided by any other party that is not publicly available except:

(a)	to officers, employees, legal and other advisers and auditors of any party; or

(b)	with the consent of the party who provided the information; or

(c)	as allowed or required by any law or stock exchange.

Each party consents to disclosures made in accordance with this clause.  This clause survives termination of this Agreement.

13	Dispute Resolution

13.1	Injunctive or interim relief

Nothing in this clause prevents a party seeking urgent injunctive or similar interim relief from a court.

13.2	Initial attempt at resolution

(a)
As quickly as practicable after a Dispute arises, each party agree that it will make available a suitably qualified and experienced representative, who is properly authorised to resolve the Dispute, to meet with the other side’s representative to resolve the Dispute.

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(b)	Each party agrees that they will act in good faith in attempting to resolve any Dispute.

(c)
If the Dispute is not resolved within 14 days after the initial meeting of the parties’ representatives, the parties agree that they will proceed to mediation in accordance with the remainder of this clause 13.

13.3	Mediation

The Dispute must be submitted to mediation in accordance with the Guidelines for Commercial Mediation of the Australian Commercial Disputes Centre Limited (“ACDC”). The mediation is to be conducted in Sydney.

13.4	Appointment of mediator

The parties will agree on the appointment of mediator.  If the parties do not agree on the mediator to be appointed within 14 days of either party referring the Dispute to mediation, then the mediator is to be appointed by ACDC in accordance with the ACDC Guidelines for Commercial Mediation.

13.5	Termination of mediation

The mediation process will terminate within 30 days of the appointment of the mediator, upon which either party will be entitled to commence court proceedings in relation to the Dispute.

14	Term and termination

14.1	Initial Term

This Agreement commences on the date it is executed by both parties and will continue for 3 years from the Launch Date (“Initial Term”) unless terminated earlier in accordance with the terms of this Agreement.

14.2	Option to Renew

On expiry of the Initial Term, Telstra may elect to renew this Agreement on the same terms for a further 3 year term (“Further Term”) by notifying VMC in writing no later than 30 days before the expiry of the Initial Term.

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14.3	Either party’s right to terminate

(a)	Either party may terminate this Agreement immediately if:

(i)
the other party breaches a term of this Agreement that is capable of being remedied, and that breach is not remedied within 21 days of written notice from the first mentioned party specifying the breach and requiring its remedy;

(ii)	the other party breaches a material term of this Agreement that is not capable of being remedied;

(iii)	entitled to do so pursuant to clause 15(c); or

(iv)	the other party becomes Insolvent.

14.4	Telstra’s right to terminate

(a)	Telstra may terminate this Agreement:

(i)	immediately if VMC breaches any of its obligations in clause 9.2 or 2.2(o);

(ii)	immediately if VMC breaches the SRA;

(iii)	immediately if a material change in ownership or control of VMC occurs which in the reasonable opinion of Telstra:

(A)	adversely affects Telstra's rights;

(B)	adversely affects VMC’s ability to perform its obligations under agreement; or

(C)	is otherwise contrary to Telstra's interests;

(iv)	in accordance with clauses 6.3(f)(ii);

(v)	on 14 days written notice if VMC causes a material breach of this Agreement pursuant to Schedule 1, paragraph 5.2; or

(vi)	without cause, on 90 days written notice to VMC.

14.5	Consequences of termination

If this Agreement is terminated:

(a)	VMC must promptly cease using the Telstra Brand Materials on the VMC Website;

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(b)	VMC must promptly remove all references to Telstra or BigPond on the VMC Website;

(c)	Telstra must promptly cease using the VMC Brand Materials on the BigPond Website;

(d)	Telstra must promptly remove all references to VMC on the BigPond homepage; and

(e)	however caused, the termination is without prejudice to any rights or liabilities of the parties which had accrued as at the time of termination.

(f)
Unless terminated in accordance with clause 14.4(a)(vi), following termination of this Agreement, Telstra shall be entitled to 50% of the Distributed Advertising Revenue for any Undelivered Advertisements (as defined in the SRA).

15	Force Majeure

(a)
If a party is unable to perform or is delayed in performing an obligation under this agreement (other than an obligation to pay money), because of an event beyond that party’s reasonable control (Force Majeure Event), that obligation is suspended but only so far and for so long as that party is affected by the Force Majeure Event and if it complies with clause 15(b).

(b)	If a Force Majeure Event occurs, the non-performing party must:

(i)	promptly give the other party notice of the event and an estimate of the non-performance and delay;

(ii)	take all reasonable steps to overcome the effects of the event (but this does not require the settlement of industrial disputes or other claims on unreasonable terms); and

(iii)	resume compliance as soon as practicable after the event no longer affects either party.

(c)	If a Force Majeure Event occurs and continues for more than 30 days, either party may terminate this agreement.

(d)	The non-performing party may only terminate this agreement under clause 15(c) if it has complied with clause 15(b).

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16	Notices and other communications

16.1	Form

Unless expressly stated otherwise in this Agreement, all notices, certificates, consents, approvals, waivers and other communications in connection with this Agreement must be in writing, signed by the sender (if an individual) or an authorised officer of the sender and marked for the attention of the person identified in the Details or, if the recipient has notified otherwise, then marked for attention in the way last notified.  Communications sent by email are taken to be signed by the named sender.

16.2	Delivery

Communications must be:

(a)	left at the address set out or referred to in the Details; or

(b)	sent by prepaid ordinary post (airmail if appropriate) to the address set out or referred to in the Details; or

(c)	sent by fax to the fax number set out or referred to in the Details; or

(d)	sent by email to the address set out or referred to in the Details.

However, if the intended recipient has notified a changed address, fax number or email address, then communications must be to that address, fax number or email address.

16.3	When taken to be received

Communications are taken to be received:

(a)	if sent by post, three days after posting (or seven days after posting if sent from one country to another); or

(b)	if sent by fax, at the time shown in the transmission report as the time that the whole fax was sent; or

(c)	if sent by email;

(i)	when the sender receives an automated message confirming delivery; or

© Mallesons Stephen Jaques	Partner Content Services Agreement	27

(ii)	four hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered,

whichever happens first.

17	General

17.1	Assignment

Neither party may assign or otherwise deal with its rights under this Agreement, or allow any interest in them to arise or be varied in each case, without the consent of the other party.

17.2	Discretion in exercising rights

A party may exercise a right or remedy or give or refuse its consent in any way it considers appropriate (including by imposing conditions), unless this Agreement expressly states otherwise.

17.3	Partial exercising of rights

If a party does not exercise a right or remedy fully or at a given time, the party may still exercise it later.

17.4	No liability for loss

A party is not liable for loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising a right or remedy under this Agreement.

17.5	Remedies cumulative

The rights and remedies provided in this Agreement are in addition to other rights and remedies given by law independently of this Agreement.

17.6	Variation and waiver

A provision of this Agreement or a right created under it, may not be waived or varied except in writing, signed by the party or parties to be bound.

17.7	Construction

No rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of, or seeks to rely on, this Agreement or any part of it.

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17.8	Counterparts

This Agreement may be executed in counterparts.  All counterparts when taken together are to be taken to constitute one instrument.

17.9	No partnership or agency

Nothing contained or implied in this Agreement constitutes a party the partner, agent, or legal representative of another party for any purpose or creates any partnership, agency or trust, and no party has any authority to bind another party in any way.

17.10	Severability

If the whole or any part of a provision of this Agreement is void, unenforceable or illegal in a jurisdiction it is severed for that jurisdiction.  The remainder of this Agreement has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected.  This clause has no effect if the severance alters the basic nature of this Agreement or is contrary to public policy.

17.11	Entire agreement

This Agreement constitutes the entire agreement of the parties about its subject matter and supersedes all previous agreements, understandings and negotiations on that subject matter.

17.12	Jurisdiction

This Agreement is governed by the law of the place specified in the Details.  The parties submit to the non-exclusive jurisdiction of the courts in that location.

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Signing page

DATED:______________________

SIGNED by
)
)
)
)
as authorised representative for TELSTRA CORPORATION LIMITED in the presence of:	) ) )
)
)
)
Signature of witness	)	By executing this agreement the
	)	signatory warrants that the signatory is
Name of witness (block letters))		duly authorised to execute this
	)	agreement on behalf of TELSTRA
CORPORATION LIMITED

Date

© Mallesons Stephen Jaques	Partner Content Services Agreement	30

SIGNED by
)
)
)
)
as authorised representative for VIRTUAL MEDICAL CENTRE LTD in the presence of:	) ) )
)
)
)
Signature of witness	)	By executing this agreement the
	)	signatory warrants that the signatory
	)	is duly authorised to execute this
	)	agreement on behalf of VIRTUAL
Name of witness (block letters)		MEDICAL CENTRE LTD.

Date

© Mallesons Stephen Jaques	Partner Content Services Agreement	31